EXECUTION VERSION

THE LOANS WERE ISSUED WITH "ORIGINAL ISSUE DISCOUNT" WITHIN THE MEANING OF SECTION 1272, ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON WRITTEN REQUEST, THE BORROWER WILL PROVIDE TO ANY LENDER (1) THE ISSUE PRICE AND CLOSING DATE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE LOANS AND (3) THE ORIGINAL YIELD TO MATURITY OF THE LOANS. SUCH REQUEST SHOULD BE SENT TO THE BORROWER AT Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, FL 32804, ATTN: CHIEF FINANCIAL OFFICER.

TERM LOAN CREDIT AGREEMENT dated as of December 21, 2012 among ROTECH HEALTHCARE INC., THE LENDERS PARTY HERETO and SILVER POINT FINANCE, LLC as Administrative Agent

EXECUTION VERSION

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SCHEDULES

Schedule 1.01(a)	- Subsidiary Guarantors

Schedule 2.01	- Lenders and Commitments

Schedule 3.08	- Restricted Subsidiaries

Schedule 3.09	- Litigation

Schedule 3.17	- Environmental Matters

Schedule 3.18	- Insurance

Schedule 3.19(a)	- UCC Filing Offices

Schedule 3.20	- Leased Real Property

Schedule 4.01(d)	- Local Counsel

Schedule 6.03(b)(v)	- Indebtedness

EXHIBITS

Exhibit A	- Form of Administrative Questionnaire

Exhibit B	- Form of Assignment and Acceptance

Exhibit C-1	- Form of Closing Date Borrowing Request

Exhibit C-2	- Form of Delayed Draw Borrowing Request

Exhibit D	- Form of Collateral Agreement

(continued)
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Exhibit E	- Form of Guarantee Agreement

Exhibit F-1	- Form of Opinion of Latham & Watkins LLP

Exhibit F-2	- Form of Local Counsel Opinion (Colorado)

Exhibit F-3	- Form of Local Counsel Opinion (Florida)

Exhibit G	- Form of Compliance Certificate

Exhibit H	- Proposed Amendments to Senior Secured Notes Indenture

v

TERM LOAN CREDIT AGREEMENT, dated as of December 21, 2012 among ROTECH HEALTHCARE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined in Article I) and SILVER POINT FINANCE, LLC, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Secured Parties (as defined in Article I).
The Borrower has requested the Lenders to extend credit to the Borrower, in the form of term Loans, in an aggregate principal amount of up to $25,000,000, $1,500,000 of which will be available on a delayed draw basis. The proceeds of the Loans are to be used solely for the repayment of the Borrower’s existing revolving credit facility, for the general corporate purposes of the Borrower and the Subsidiaries and the payment of fees and transaction costs in connection with the incurrence of the Loans.
The Lenders are willing to extend the Loans to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE 1
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase as its “prime rate”, and (c) the LIBOR Rate at such time determined for a one-month Interest Period plus 1%. The “prime rate” is a rate set by JPMorgan Chase based upon various factors including JPMorgan Chase’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by JPMorgan Chase shall take effect at the opening of business on the day specified in the public announcement of such change.
“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.08(a).
“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Administrative Agent Fee” shall have the meaning assigned to such term in the Fee Letter.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

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“Agreement” shall mean this Term Loan Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Applicable ABR Margin” shall mean at any date, with respect to all ABR Loans, 9.00% per annum.
“Applicable LIBOR Margin” shall mean at any date, with respect to all LIBOR Loans, 10.00% per annum.
“Applicable Senior Indebtedness” shall mean
(1)    in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, other Senior Indebtedness that is secured at such time by a Permitted Collateral Lien on such asset;
(2)    in respect of any asset that is the subject of an Asset Disposition at a time when such asset is owned, directly or indirectly, by a Restricted Subsidiary that is not a Subsidiary Guarantor but the Equity Interests of which is included in the Collateral, other Senior Indebtedness that is secured at such time by a Permitted Collateral Lien on such Equity Interests; or
(3)    in respect of any other asset (including any asset previously constituting Collateral that has been released from the Liens securing the Obligations), other Senior Indebtedness that is not a Subordinated Obligation.
“Asset Disposition” shall mean any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes hereof as a “Disposition”), of:

(1)
any Equity Interests of a Restricted Subsidiary (other than directors’ (or similar persons’) qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary; or

(3)	any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary;
other than, in the case of clauses (1), (2) and (3) above,

(A)	a Disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of Section 6.06 only, (x) a Disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not

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prohibited by Section 6.04 and (y) a disposition of all or substantially all the assets of the Borrower in accordance with Section 6.11;

(C)	Dispositions of assets in any single fiscal year with an aggregate Fair Market Value not exceeding $10,000,000;

(D)	a Disposition of cash or Cash Equivalents;

(E)
the Disposition of (x) equipment, inventory (including raw materials, work-in-progress and finished goods), accounts receivable or other assets or rights in the ordinary course of business, and (y) any excess, obsolete, damaged, worn-out or surplus assets no longer used or useful in the conduct of business as then being conducted; provided that the total Fair Market Value of dispositions pursuant to this clause (E)(y) shall not exceed $10,000,000 in any fiscal year of the Borrower;

(F)	the creation of a Lien (but not the sale or other Disposition of the property subject to such Lien); and

(G)	foreclosures on assets not constituting Collateral.
“Asset Sale Prepayment Event” shall mean any Asset Disposition of the Borrower or any of its Restricted Subsidiaries.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP (or, in the absence thereof, the original yield to maturity of the Closing Date Term Loans).
“Average Life” shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)
the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

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(2)	the sum of all such payments.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean, as to any Person, the board of directors, board of managers or other similar body or Person performing a similar function or any duly authorized committee thereof.
“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.
“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of (a) in the case of a Closing Date Term Loan, Exhibit C-1 and (b) in the case of a Delayed Draw Term Loan, Exhibit C-2 (or, in either case, such other form as shall be approved by the Administrative Agent).
“Breakage Event” shall have the meaning assigned to such term in Section 2.14.
“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Expenditures” shall mean, for any period, the aggregate cash expenditures of the Borrower and its Restricted Subsidiaries during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected as such on the cash flow statement of the Borrower.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” shall mean:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

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(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof, (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s, (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above, and (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.
“Casualty Prepayment Event” shall mean, with respect to any Collateral or other property or assets of the Borrower or its Restricted Subsidiaries, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of property for which such Collateral or other property or assets for which the Borrower or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.
“CHAMPUS” shall mean, collectively, the Civilian Health and Medical Program of the Uniformed Services, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, which is now known as TRICARE, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all Federal statutes (whether set forth in 10 U.S.C. §§1071-1107 or elsewhere) affecting such program; and (b) all rules, regulations (including 32 C.F.R. §§199.1-199.22), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“CHAMPVA” shall mean, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran

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Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all Federal statutes (whether set forth in 38 U.S.C. §1713 or elsewhere) affecting such program; (b) to the extent applicable to CHAMPVA, the CHAMPUS regulations; and (c) all rules, regulations (including 38 C.F.R. §§17.270-17.278), manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Change in Control” shall mean the occurrence of any of the following events:

(1)
the Borrower becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower; provided, however, that for purposes of this clause (1) such other Person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such parent entity;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Borrower; or

(3)
the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale of all or substantially all the assets of the Borrower (determined on a consolidated basis) to another Person other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Borrower immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.12, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Closing Date” shall mean December 21, 2012.

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“Closing Date Term Loan” shall have the meaning provided in Section 2.01(a).
“Closing Fee” shall have the meaning assigned to such term in the Fee Letter.
“Closing Date Term Loan Commitment” shall mean, with respect to each Lender, the obligations of such Lender, if any, to make a Closing Date Term Loan hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise modified pursuant to the terms hereof.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all the “Collateral” as defined in any Security Document.
“Collateral Agent” shall mean The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the Secured Parties, together with its successors and assigns.
“Collateral Agreement” shall mean the Collateral Agreement dated as of October 6, 2010, as amended and restated as of March 17, 2011, as further amended and restated substantially in the form of Exhibit D, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.
“Commitment” shall mean a Closing Date Term Loan Commitment and/or a Delayed Draw Term Loan Commitment, as applicable.
“Communications” shall have the meaning assigned to such term in Section 9.01.
“Consolidated Coverage Ratio” as of any date of determination shall mean the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)
if the Borrower or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred (and the proceeds thereof applied) on the first day of such period;

(2)
if the Borrower or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise

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to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Borrower or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)
if since the beginning of such period the Borrower or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)
if, since the beginning of such period, the Borrower or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or an acquisition permitted under this Agreement had occurred on the first day of such period; and

(5)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Borrower or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

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For purposes of this definition, whenever pro forma effect is to be given to any of the transactions referred to in clauses (1) through (5) above, the amount of income or earnings relating to such transaction and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be (x) determined in good faith by a responsible financial or accounting Officer of the Borrower and set forth in an Officers’ Certificate (and may include, without limitation, cost savings and operating expense reductions (A) that have resulted from specified actions that have been taken or (B) in connection only with any acquisition, resulting from specified actions that are reasonably expected to be taken within twelve months of such acquisition and that are reasonably expected to be realized within twelve months from the date such actions are taken and, in each case, that are based upon identifiable and factually supportable data) or (y) determined in accordance with Regulation S-X (which cost savings and operating expense reductions shall be calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of the applicable period). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.
“Consolidated Interest Expense” shall mean, for any period, the sum of (i) the interest expense (including that attributable to capital leases in accordance with GAAP), net of interest income of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements, and (ii) any payments made during such period in respect of obligations referred to in clause (b) below relating to funded Indebtedness that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition), but excluding, however, (a) the accretion or accrual of discounted liabilities during such period and (b) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP and excluding, for the avoidance of doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, provided that (x) except as provided in clause (y) below, there shall be excluded from Consolidated Interest Expense for any period the interest expense (or interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, (y) there shall be included in determining Consolidated Interest Expense for any period the interest expense (or income) of any acquired entity or business acquired in an acquisition permitted hereunder since the beginning of such period and of any converted Restricted Subsidiary since the beginning of such period, in each case based on the interest expense (or income) of such acquired entity or business or converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or

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repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period, and (z) there shall be excluded from determining Consolidated Interest Expense for any period the interest expense (or income) of any entity or business disposed of in an Asset Disposition since the beginning of such period, based on the interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such entity or business disposed of for such period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such period.
“Consolidated Net Income” shall mean, for any period, the aggregate of the Net Income of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	extraordinary, unusual or non-recurring gains or losses;

(2)	the cumulative effect of any change in accounting principles during such period; and

(3)	any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness, in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 6.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Borrower or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 6.04 (a)(iv)(D).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Currency Agreement” shall mean any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (but excluding any Indebtedness permitted to be issued or incurred under Section 6.03).
“Debtor Relief Law” shall mean Title 11 of United States Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

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“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
“Default Rate” shall mean an interest rate equal to (i) the ABR Rate plus (ii) the Applicable ABR Margin plus (iii) 3% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable LIBOR Rate) otherwise applicable to such Loan plus 3% per annum.
“Delayed Draw Availability Period” shall mean the period from (i) the date that is five (5) Business Days after the date on which the Indenture Amendment has become effective in accordance with its terms through and including (ii) the date that is fifteen (15) Business Days after the date on which the Indenture Amendment has become effective in accordance with its terms; provided that the Delayed Draw Availability Period shall automatically terminate immediately on the earlier of January 1, 2014 and the date, if any, the Delayed Draw Term Loans are funded hereunder.

“Delayed Draw Term Loan” shall have the meaning specified in Section 2.01(b).

“Delayed Draw Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender, if any, to make a Delayed Draw Term Loan hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumes its commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise modified pursuant to the terms hereof. The aggregate amount of the Delayed Draw Term Loan Commitment as of the Closing Date is $1,500,000.

“Delayed Draw Ticking Fee” shall have the meaning assigned to such term in the Fee Letter.

“Designated Non-cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of Cash Equivalents received in connection with a subsequent sale of, or collection on, such Designated Non-cash Consideration.
“Disqualified Stock” shall mean, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

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(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the date 91 days after the maturity of the Loans.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Early Termination Fee” shall mean, (1) in connection with each voluntary and mandatory prepayment of the principal amount of the Loans, an amount equal to (a) if such prepayment occurs at any time from Closing Date through and including December 31, 2013, 6% (or, in the case of any prepayment in connection with a Change in Control, 4.5%) of the principal amount of the Loans prepaid or (b) from January 1, 2014 through and including December 31, 2014, 3% of the principal amount of the Loans prepaid and (2) in connection with any termination of the Delayed Draw Term Loan Commitment after 5 p.m. (New York City time) on March 31, 2013, without the funding of the Delayed Draw Term Loan Commitment (including as a result of the termination of the Delayed Draw Availability Period ), an amount equal to Early Termination Fee that would have been payable if the full Delayed Draw Term Loan had been funded as of the date of such termination and then prepaid as provided in clause (1) above.
“EBITDA” shall mean, for any period, the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(1)	all income tax expense of the Borrower and its consolidated Restricted Subsidiaries; plus

(2)	Consolidated Interest Expense; plus

(3)
depreciation and amortization expense of the Borrower and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(4)
the amount of net cost savings and operating expense reductions (which cost savings and operating expense reductions in each case shall be added to EBITDA until fully realized and calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period) (x) (A) that have resulted from specified actions that have been taken or (B) in connection only with any acquisition that is reasonably expected to result from specified actions that are reasonably expected to be taken within twelve months of such acquisition and that are reasonably expected to be realized by the Borrower within the twelve month period following the date such actions are taken (in each case determined in good faith by a responsible financial or accounting Officer of the Borrower and set forth in an Officers’ Certificate); provided that, in each case such cost

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savings and operating expense reductions are reasonably identifiable and factually supportable or (y) determined in accordance with Regulation S-X (which adjustments in each case may be incremental to, but without duplication of, pro forma adjustments made pursuant to the second paragraph of the definition of “Consolidated Coverage Ratio”); plus

(5)	non-cash charges relating to equity compensation; plus

(6)	any non-cash impairment charges or write-off or write-down relating to goodwill or intangible assets; plus

(7)
any gain (or loss) realized upon the sale or other disposition of any assets of the Borrower, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Equity Interests of any Person; plus

(8)
all other non-cash charges of the Borrower and its consolidated Restricted Subsidiaries, including any non-cash charges arising from any interest rate agreement or with respect to the issuance, exercise, cancellation or appreciation of options and other grants in connection with Equity Interests, but excluding, in each case, any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period, less (without duplication) all non-cash items of income of the Borrower and its Restricted Subsidiaries (other than accruals of revenue by the Borrower and its Restricted Subsidiaries in the ordinary course of business);

in each case determined on a consolidated basis in accordance with GAAP for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividend to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.
“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that neither (i) the Borrower nor any of its Affiliates nor (ii) any person separately identified in writing on the Closing Date by the Borrower to the Administrative Agent nor any of such person’s Affiliates shall be an Eligible Assignee.

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“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders) and agreements, in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non‑compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Issuance Prepayment Event” shall mean any issuance of Capital Stock by the Borrower (other than pursuant to a registration statement on Form S-8 (or any successor form)).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any

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of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.
“Events of Default” shall have the meaning assigned to such term in Article VII.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits (and, in each case, franchise taxes imposed in lieu thereof) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or in which it is otherwise deemed to be engaged in business (other than in connection with such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(a)) or participant, any withholding tax (including FATCA) that is imposed on amounts payable to such Lender or participant pursuant to any law enacted at the time such Lender becomes a party to this Agreement (or designates a new lending office) or such participant acquires its participation or is attributable to such Lender’s or participant’s failure to comply with Sections 2.17(e) and 2.17(f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) or sale of the participation, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).
“Existing Notes” shall mean the Senior Secured Notes and the Junior Secured Notes.
“Fair Market Value” shall mean, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors of the Borrower; provided, however, that for purposes of Section 6.04(a)(iv)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $5,000,000, such determination must be confirmed by an Independent Qualified Party. For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall

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be based upon such Person’s property and assets, exclusive of goodwill or any similar intangible asset.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations thereunder or official interpretations thereof.
“Federal and/or State Healthcare Programs” shall mean one or more of the Medicare, TRICARE, CHAMPUS, CHAMPVA, and black lung disease programs and any other health care plan or program that provides health benefits, whether directly, through insurance or otherwise, which is funded directly, in whole or in part, by the United States government, other than the federal employee health benefits program and any program receiving funds under Titles V, XVII (including Medicare), XIX (including Medicaid), and XX of the Social Security Act or from an allotment to a state under such title or a state child health plan approved under Title XXI of the Social Security Act.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” shall mean that certain letter agreement dated December 21, 2012, executed by the Borrower and the Administrative Agent.
“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Fixed Charge Ratio” shall mean, on any date of determination, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ended on such date to (b) Fixed Charges for such four fiscal quarter period, in each case calculated on the pro forma basis.
“Fixed Charges” shall mean, for the four fiscal quarter period ending on the last day of any fiscal quarter, the sum of (a) the cash paid component of Consolidated Interest Expense for such period, plus (b) scheduled payments of principal on Indebtedness of the Borrower or its Restricted Subsidiaries during such period, plus (c) unfinanced Capital Expenditures paid by the Borrower and its Restricted Subsidiaries on a consolidated basis during such period.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

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“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantee Agreement” shall mean the Guarantee Agreement, substantially in the form of Exhibit E, among the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.
“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
“Healthcare Laws” shall mean all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Authority with respect to the regulation of patient health care and the submission of claims for reimbursement including: (1) federal fraud and abuse laws and regulations, including the federal patient referral law, 42 U.S.C. §1395nn, commonly known as “Stark II”, the federal anti-kickback law, 42 U.S.C. §1320a-7b, the federal civil monetary penalty statute, 42 U.S.C. §1320a-7a, federal laws regarding the submission of false claims, false billing, false coding and similar state laws and regulations; (2) federal and state laws applicable to reimbursement and reassignment; (3) HIPAA; (4) federal statutes and regulations affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; (5) statutes affecting the TRICARE, CHAMPUS, CHAMPVA, and black lung disease programs and any other health care program financed with United States government funds; (6) all federal statutes and regulations affecting the medical assistance program established by Titles V, XIX, XX, and XXI of the Social Security Act and any statutes succeeding thereto, and all state statutes and plans for medical assistance enacted in connection with the federal statutes and regulations; and (7) any other federal or state law or regulation governing health care.

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“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person pursuant to (i) any Hedging Agreement, or (ii) other derivative agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices or raw materials, but excluding purchase and supply agreements.
“HIPAA” shall mean, collectively, (1) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996, and (2) the Health Information Technology for Economic and Clinical Health Act, as incorporated in Title XIII, Subtitle D of the American Recovery and Reinvestment Act of 2009, Pub.L.No. 111-5, and its implementing regulations and guidance issued by the Secretary of the Department of Health and Human Services (the “HITECH Act”), as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.
“Incur” shall mean issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 6.03:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)
the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(3)
the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will be deemed not to be an Incurrence of Indebtedness.

“Indebtedness” shall mean, with respect to any Person on any date of determination (without duplication):

(1)
the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

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(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)
all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)
all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bond, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit or surety bonds securing obligations (but excluding obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit or surety bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit or surety bond);

(5)
the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Agreement (but excluding, in each case, any accrued dividends);

(6)
all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)
all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.
Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

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The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
The amount of any Disqualified Stock or Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Agreement; provided, however, that if such Disqualified Stock or Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or Preferred Stock as reflected in the most recent financial statements of such Person.
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Indenture Amendment” shall mean an Amendment to the Senior Secured Notes Indenture that modifies the terms thereof as set forth on Exhibit H.
“Independent Qualified Party” shall mean an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Borrower.
“Information” shall have the meaning assigned to such term in Section 9.16.
“Intercreditor Agreements” shall mean the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each month, and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” shall mean, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one month thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the Maturity Date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

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For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investment” in any Person shall mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of a Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. If the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Borrower or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed not to be an Investment by the Borrower or such Restricted Subsidiary in such third Person at such time unless such Investment was made in contemplation of such acquisition or acquiring that Investment was the primary purpose of such acquisition. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
“JPMorgan Chase” shall mean JPMorgan Chase Bank, N.A.
“Junior Lien Intercreditor Agreement” shall mean the Junior Lien Intercreditor Agreement dated as of March 17, 2011, as amended by that certain First Amendment to Junior Lien Intercreditor Agreement, dated as of December 21, 2012, among the Senior Secured Notes Trustee, as first priority representative, the Borrower, the Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as junior priority representative.
“Junior Secured Notes” shall mean the Borrower’s 10.5% senior second priority secured notes due 2018, issued on March 17, 2011, in an aggregate principal amount of $290,000,000 and any exchange notes issued in exchange therefor, in each case pursuant to the Junior Secured Notes Indenture.
“Junior Secured Notes Documents” shall mean the Junior Secured Notes, the Junior Secured Notes Indenture and all other documents executed and delivered with respect to the Junior Secured Notes or the Junior Secured Notes Indenture.
“Junior Secured Notes Indenture” shall mean the Indenture for the Junior Secured Notes dated as of March 17, 2011, among the Borrower, the Subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

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“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.
“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate.
“LIBOR Rate” shall mean:
(a)    for any Interest Period with respect to a LIBOR Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR ABR
1.00 – LIBOR Reserve Percentage

where,
“LIBOR ABR” shall mean, for such interest period, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR Rate available (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank LIBOR market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
(b)    for any interest calculation with respect to an ABR Loan on any date, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR ABR
1.00 – LIBOR Reserve Percentage

where,
“LIBOR ABR” shall mean the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time)

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at approximately 11:00 a.m., (London time) two London Banking Days prior to such date, for Dollar deposits with a term of one month commencing on that day, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by JPMorgan to major banks in the London interbank eurodollar market at their request at the date and time of determination.
Notwithstanding the foregoing, the LIBOR Rate shall at no time be less than 2.00% per annum.
“LIBOR Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding Loan, the interest on which is determined by reference to the LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” shall mean this Agreement, the Guarantee Agreement, the Security Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.05(e) and any other document executed in connection with the foregoing.
“Loan Parties” shall mean the Borrower and the Subsidiary Guarantors.
“Loans” shall have the meaning specified in Section 2.01(b).
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

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“Material Indebtedness” shall mean Indebtedness (other than the Loans) of the Borrower and its Restricted Subsidiaries in the amount of $10,000,000 or greater.
“Maturity Date” shall mean April 30, 2015.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Medicaid” shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Secs. 1396 et seq.) and any statutes succeeding thereto.
“Medicare” shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Secs. 1395 et seq.) and any statutes succeeding thereto.
“Minimum Borrowing Amount” shall mean $23,500,000 with respect to Closing Date Term Loans and $1,500,000 with respect to Delayed Draw Term Loans.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:
(i)    the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of its Restricted Subsidiaries in connection with such Prepayment Event,
(ii)    the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Borrower or any of its Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction;
(iii)    in case of any Asset Sale Prepayment Event or Casualty Prepayment Event, the amount of any Indebtedness (including any premium in respect thereof) secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event;
(iv)    in the case of any Asset Sale Prepayment Event, Casualty Prepayment Event or Equity Issuance Prepayment Event, the amount of any proceeds of such Prepayment Event that the Borrower or any Subsidiary has reinvested (or intends to reinvest) within the

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Reinvestment Period in the business of the Borrower or any of the Restricted Subsidiaries, or the amount that is applied within the Reinvestment Period to consummate a transaction permitted under this Agreement, provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Prepayment Event, or Equity Issuance Prepayment Event occurring on the last day of such Reinvestment Period and (y) be applied to the repayment of Loans in accordance with Section 2.11; and
(v)    reasonable and customary fees including, but not limited to, attorneys’ fees, accountants’ fees, investment banking fees, brokers’ fees and, with respect to any Equity Issuance Prepayment Event, underwriting discounts and commissions and other customary fees and expenses.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.
“Obligations” shall mean all obligations defined as “Loan Documents Obligations” in the Collateral Agreement together with all other obligations under all other Loan Documents.
“OFAC” shall have the meaning assigned to such term in Section 3.23.
“Officer” shall mean the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Vice President, the Treasurer, the General Counsel or the Secretary of the Borrower.
“Officers’ Certificate” shall mean a certificate signed by two Officers of the Borrower.
“Opinion of Counsel” shall mean a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower.
“Other Taxes” shall mean any and all present or future stamp, court or documentary, recording or filing Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement dated as of March 17, 2011, among the Collateral Agent, the Senior Secured Notes Trustee, the Borrower, the Subsidiaries party thereto, the Administrative Agent, as an additional authorized representative, and each additional representative from time to time party thereto.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Annex X to the Collateral Agreement.

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“Permitted Collateral Liens” shall mean:

(a)	(i) any Lien on the Collateral to secure any of the foregoing (in each case, together with all related Obligations):

(1)
any Indebtedness (A) incurred pursuant to Section 6.03(b)(i) or (B) incurred as L/C Indebtedness pursuant to Section 6.03(b)(ii); provided that the total L/C Indebtedness secured by Liens on assets of the Borrower and its Restricted Subsidiaries under this clause (a)(i)(1) of this definition and under clause (17) of the definition of Permitted Liens shall not exceed $12,000,000 at any one time outstanding;

(2)	the Existing Notes (or any Subsidiary Guarantees thereof) incurred as Permitted Indebtedness pursuant to the provisions described in Section 6.03(b)(iv);

(3)	[reserved]; or

(4)	any Refinancing Indebtedness of Indebtedness described in the foregoing clause (2) or this clause (4), in each case which are subject to the terms of an Intercreditor Agreement; and
(ii)    any Lien on the Collateral that is a statutory Lien arising by operation of law; provided, however, that such Lien either ranks:

(1)	equal to all other Liens on such Collateral securing unsubordinated Indebtedness of the Borrower or the relevant Restricted Subsidiary, if the Lien secures unsubordinated Indebtedness; or
(2)     junior to the Liens securing the Loans;
(b)    any Permitted Lien described in clauses (1), (2), (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (16), (17), (18), and (19) of the definition of “Permitted Lien;” provided, however, that such Permitted Lien (other than any Lien described in clauses (2)(B), (3), (4), (8), (9), (11) and (17) of such definition) is not a Lien on any cash, Cash Equivalents or Equity Interests constituting Collateral and held by the Collateral Agent.
“Permitted Investment” shall mean an Investment by the Borrower or any Restricted Subsidiary in:

(1)
the Borrower, a Subsidiary Guarantor or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor; provided, however, that the primary business of such Subsidiary Guarantor is a Related Business;

(2)	another Person if, as a result of such Investment, such other Person, in one transaction or a series of transactions, is merged or consolidated or

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amalgamated with or into, or transfers or conveys all or substantially all its assets to, the Borrower or a Subsidiary Guarantor; provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Cash Equivalents;

(4)
receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)
loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices of the Borrower or such Restricted Subsidiary; provided that such loans and advances do not exceed $1,000,000 principal amount outstanding at any one time;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary or in satisfaction of judgments;

(8)
any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 6.06, or (ii) a disposition of assets not constituting an Asset Disposition;

(9)
any Person where such Investment was acquired by the Borrower or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Borrower or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)
any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Restricted Subsidiary;

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(11)	any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 6.03;

(12)
any Person to the extent such Investment exists on the Closing Date, and any extension, modification or renewal of any such Investments existing on the Closing Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date);

(13)	repurchases of Securities;

(14)	guarantees of Indebtedness of the Borrower or any Restricted Subsidiary permitted under Section 6.03; and

(15)
additional Investments, when taken together with all other Investments made pursuant to this clause (15) and outstanding on the date such Investment is made, do not exceed $2,500,000; provided, however, that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Borrower.

“Permitted Liens” shall mean, with respect to any Person:

(1)
pledges or deposits by such Person under workers compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)
(A) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and (B) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the

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Federal Reserve Board and (y) such deposit account is not intended by the Borrower or any Restricted Subsidiary to provide collateral to the depository institution;

(3)
Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(4)
Liens or deposits to secure the performance of statutory or regulatory obligations or in favor of issuers of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Persons in the ordinary course of its business; provided, however, that such letters of credit, surety bonds or other similar arrangements do not constitute Indebtedness;

(5)
survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)
Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant, equipment or vehicles of such Person (and any Refinancing Indebtedness Incurred to Refinance such Indebtedness); provided, however, that the Lien may not extend to any other property owned by such Person or any of the Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien and the Indebtedness (other than any interest thereon) secured by the Lien is subject to a cap of $10,000,000;

(7)	Liens existing on the Closing Date;

(8)
Liens on assets, property or Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of the Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

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(9)
Liens on property or assets at the time such Person or any of its Subsidiaries acquires the property or assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property or assets owned by such Person or any of the Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(11)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Agreement;

(12)
Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8) or (9); provided, however, that:

(A)
such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)
the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8) or (9) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing;

(13)	Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to clients or customers on or about the premises of which such equipment is located;

(14)	Liens in favor of the Borrower or the Subsidiary Guarantors;

(15)	Permitted Collateral Liens, including Liens created under the Security Documents;

(16)
leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of the Borrower or its Subsidiaries;

(17)	Liens on Cash Equivalents of up to 105% of the face amount of L/C Indebtedness Incurred pursuant to Section 6.03(b)(ii);

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(18)
Liens securing Indebtedness permitted to be Incurred pursuant to Section 6.03(b)(xii); provided that such Liens do not at any time encumber any property or assets other than the property or assets all or a material portion of the cost of which is either financed or reimbursed by such Indebtedness and the proceeds and the products thereof; and

(19)	other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed $2,500,000 at any one time outstanding.
For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 9.01.
“Preferred Stock”, as applied to the Equity Interests of any Person, shall mean Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.
“Prepayment Event” shall mean any Asset Sale Prepayment Event, Casualty Prepayment Event, Debt Incurrence Prepayment Event, or Equity Issuance Prepayment Event.
“Pro Rata Percentage” shall mean, for each Lender, the percentage of the Closing Date Term Loan Commitments or the Delayed Draw Term Loan Commitments held by all Lenders represented by such Lender’s Closing Date Term Loan Commitments or Delayed Draw Term Loan Commitments, as applicable or, if the Closing Date Term Loan Commitments or the Delayed Draw Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Closing Date Term Loans or all Delayed Draw Term Loans (if any) then outstanding, as applicable.
“Public Lender” shall have the meaning assigned to such term in Section 9.01.
“Purchase Money Indebtedness” shall mean Indebtedness (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the

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anticipated useful life of the asset being financed and (2) Incurred to finance the acquisition by the Borrower or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.
“Qualified Equity Interests” of a Person shall mean Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refers to Qualified Equity Interests of the Borrower.
“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” shall mean Indebtedness that Refinances any Indebtedness of the Borrower or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Agreement, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)
such Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Indebtedness being Refinanced; provided further, however, any Refinancing Indebtedness that Refinances Junior Secured Notes, has a stated maturity no earlier than the stated maturity of the Loans;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3)
such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Borrower or (B) Indebtedness of the Borrower or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

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“Register” shall have the meaning assigned to such term in Section 9.04(d).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Reinvestment Period” shall mean 270 days following the date of an Asset Sale Prepayment Event or Casualty Prepayment Event.
“Related Business” shall mean any business in which the Borrower or any of the Restricted Subsidiaries was engaged on the Closing Date and any business related, ancillary or complementary to such business.
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, under, from or upon any building, structure, facility or fixture.
“Required Lenders” shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding and unused Commitments at such time.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Payment” with respect to any Person shall mean:

(1)
the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (B) dividends or distributions payable solely to the Borrower or a

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Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Borrower held by any Person (other than by a Restricted Subsidiary) or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Borrower (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Borrower that is not Disqualified Stock);

(3)
the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Borrower or any Subsidiary Guarantor (other than (A) from the Borrower or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations (other than the Junior Secured Notes) purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.
“Restricted Subsidiary” shall have the meaning assigned to such term in the Senior Secured Notes Indenture as in effect on the Closing Date.
“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.
“Sale/Leaseback Transaction” shall mean an arrangement relating to property owned by the Borrower or a Restricted Subsidiary on the Closing Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or a Restricted Subsidiary substantially concurrently leases it from such Person.
“Secured Notes” shall mean the Senior Secured Notes and the Junior Secured Notes.
“Secured Parties” shall mean (a) the Administrative Agent, (b) the Collateral Agent, (c) the beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (d) the Lenders, and (e) the permitted successors and assigns of each of the foregoing.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

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“Security Documents” shall mean the Collateral Agreement, the Intercreditor Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.
“Senior Indebtedness” shall mean with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Closing Date or thereafter Incurred (including, with respect to the Borrower, the Junior Secured Notes); and

(2)
all other obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness is subordinate in right of payment to the Obligations of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to the Borrower or any Subsidiary of the Borrower;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness of such Person which is subordinate or junior in any respect to any other Indebtedness of such Person;

(5)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture; or

(6)	any Subordinated Obligations.
“Senior Secured Notes” shall mean the Borrower’s 10.75% senior secured notes due 2015, issued on October 6, 2010, in an aggregate principal amount of $230,000,000, and any exchange notes issued in exchange therefor, in each case pursuant to the Senior Secured Notes Indenture.
“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indenture, the Senior Secured Notes Security Documents and all other documents executed and delivered with respect to the Senior Secured Notes or the Senior Secured Note Indenture.

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“Senior Secured Notes Indenture” shall mean the Indenture for the Senior Secured Notes dated as of October 6, 2010, among the Borrower, the Subsidiaries party thereto and the Senior Secured Notes Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Senior Secured Notes Security Documents” shall mean the “Security Documents” as defined in the Senior Secured Notes Indenture.
“Senior Secured Notes Trustee” shall mean The Bank of New York Mellon Trust Company, N.A. and its successors and assigns acting as trustee under the Senior Secured Notes Indenture.
“Significant Subsidiary” shall mean any Restricted Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1‑02 under Regulation S‑X promulgated by the SEC and, for purposes of an Event of Default, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.
“SPC” shall have the meaning assigned to such term in Section 9.04(i).
“Subordinated Obligation” shall mean, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Obligations of such Person, pursuant to a written agreement to that effect. No Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.
“Subsidiary” shall mean any subsidiary of the Borrower.
“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Total Debt” shall mean, at any time, (a) the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding any contingent liability in respect of any letter of credit) minus (b) unrestricted cash and Cash Equivalents, at such time, in an aggregate amount not to exceed

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$50,000,000, to the extent that any such unrestricted cash is, or any such Cash Equivalents are, maintained in one or more deposit or securities accounts over which the Collateral Agent has a perfected security interest by virtue of satisfying one of the requirements for control specified in Section 9-104 of the New York Uniform Commercial Code.
“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (a) Total Debt on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date.
“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, and, in the case of the Borrower, the making of the Borrowings hereunder, and (b) the payment of related fees and expenses.
“TRICARE” shall mean, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as CHAMPUS, and all laws, rules, regulations, manuals, orders and administrative guidelines of all Governmental Authorities promulgated pursuant to or in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.
“Unrestricted Subsidiary” shall mean any (i) Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 6.05. The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Borrower could Incur $1.00 of additional Coverage Indebtedness under Section 6.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by promptly filing, with the Administrative Agent, a copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Employee Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate or any such U.S. Employee Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

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“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Voting Stock” of a Person shall mean all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
“Wholly Owned Subsidiary” shall mean a Restricted Subsidiary, all the Equity Interests of which (other than directors’ qualifying shares) is owned by the Borrower or one or more other Wholly Owned Subsidiaries.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision contained or incorporated by reference in this Agreement or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any provision contained or incorporated by reference in this Agreement or any related definition for such purpose), then the Borrower’s compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders.
SECTION 1.03.    Pro Forma Calculations. Whenever it shall be necessary to calculate the Total Leverage Ratio, the Fixed Charge Ratio or EBITDA hereunder, such calculations shall be made by giving effect to all applicable adjustments contemplated by clauses (1) through (5) and the final paragraph of the definition of the term “Consolidated Coverage Ratio” hereunder.

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SECTION 1.04.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “LIBOR Borrowing”).
ARTICLE II

Amounts and Terms of Credit
SECTION 2.01.    Term Loan Borrowing Commitments. (i) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a simultaneous loan or loans (each, a “Closing Date Term Loan”) on the Closing Date to the Borrower in Dollars, which Closing Date Term Loans shall not exceed for any such Lender, the Closing Date Term Loan Commitment of such Lender and in the aggregate for all such Lenders shall not exceed $23,500,000.
(b)    In addition, subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a simultaneous delayed draw loan or loans (each, a “Delayed Draw Term Loan” and together with the Closing Date Term Loans, the “Loans”) to the Borrower in Dollars, as part of a single drawing during the Delayed Draw Availability Period. The Delayed Draw Term Loans shall not exceed for any such Lender the Delayed Draw Term Loan Commitment of such Lender and in the aggregate for all such Lenders shall not exceed $1,500,000.
Such Loans (i) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all such Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, and (iii) shall not exceed for any such Lender its Closing Date Term Loan Commitments or its Delayed Draw Term Loan Commitment.
(c)    The Borrower may elect, at any time following the Closing Date to terminate, in whole or in part, the Delayed Draw Term Loan Commitment subject to the payment by the Borrower to the Administrative Agent for the benefit of the Lenders on the date of such termination (i) any accrued and unpaid Delayed Draw Ticking Fee plus (ii) the Early Termination Fee payable as a result of such termination (to the extent required pursuant to clause (2) in the definition thereof).
SECTION 2.02.    Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than two Borrowings of LIBOR Loans under this Agreement.
SECTION 2.03.    Borrowing Procedure. (i) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) (i) at least three Business Days’ prior written notice in the form of Borrowing Request (or telephonic notice promptly confirmed in writing) of the Borrowing of Loans if all or any of such Loans are to be initially LIBOR Loans, and (ii) prior written notice in the form of Borrowing Request (or telephonic notice promptly confirmed in writing) on the date of the Borrowing of Loans if all such

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Loans are to be ABR Loans. Such Borrowing Request shall be substantially in the form of Exhibit C-1 or C-2 hereto, as applicable, and shall specify (i) the aggregate principal amount of the Loans to be made, (ii) the date of the Borrowing and (iii) whether the Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request by no later than 2:00 p.m. (New York City time). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Borrowing Request. If the Borrower fails to specify whether any Loans shall consist of ABR Loans or LIBOR Loans in the Borrowing Request, then the applicable Loans shall be made as ABR Loans.
(b)    Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Percentage of the Loans.
(c)    Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.
SECTION 2.04.    Disbursement of Funds. (ii) Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. (New York City time) on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(b)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the applicable conditions to the Borrowing set forth in Article VI are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.
(c)    The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

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(d)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
SECTION 2.05.    Evidence of Debt; Repayment of Loans. (i) The Borrower shall repay to the Administrative Agent in Dollars, for the benefit of each Lender the then unpaid principal amount of the Loans of such Lender on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (c) above shall be prima facie evidence of existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(e)    Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
SECTION 2.06.    Conversions and Continuations. (i) The Borrower shall have the right on any Business Day, upon prior irrevocable notice to the Administrative Agent, to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made to the Borrower (as applicable) of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period on the last Business Day of the existing Interest Period, provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or

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their sole discretion not to permit such conversion, and (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office written notice or telephonic notice (promptly confirmed in writing) prior to 1:00 p.m. (New York City time) (x) at least three Business Days’ in the case of conversion or continuation of LIBOR Loans and (y) on the same Business Day in the case of a conversion into ABR Loans, which notice shall specify the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed conversion or continuation affecting any of its Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Borrowing Request, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in Section 2.06(b).
(b)    If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.
(c)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in JPMorgan Chase’s prime rate used in determining the ABR promptly following the public announcement of such change.
SECTION 2.07.     Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then applicable Closing Date Term Loan Commitments or Delayed Draw Term Loan Commitments, as applicable. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligation under any Loan Document.

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SECTION 2.08.    Interest. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.
(b)    The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant LIBOR Rate.
(c)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods) whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
(ii)        If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
(iii)        While any Event of Default under Article VII exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.
(iv)        Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(v)        Payment or acceptance of the increased rates of interest provided for in this Section 2.08 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
(d)    Interest on each Loan shall accrue from and including the date of any Borrowing to, but excluding the date of, any repayment thereof and shall be payable, in each case in cash, (i) on each Interest Payment Date and (ii) on any prepayment date (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
(e)    All computations of interest hereunder shall be made in accordance with Section 2.16.
(f)    The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

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(g)    Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09.    Fees. (a) The Borrower shall pay to the Administrative Agent the Administrative Agent Fee on the Closing Date and thereafter on each anniversary of the Closing Date until this Agreement has terminated and the Loans and any amounts due to the Lenders under this Agreement have been paid in full. All such Administrative Agent Fees shall be deemed fully earned when due and payable.
(b)    The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, a non-refundable Closing Fee on terms provided in the Fee Letter. The Closing Fee shall be due and payable in full and be deemed fully earned on the Closing Date and, once paid, shall be non-refundable, and shall be netted from the proceeds of the Closing Date Term Loans funded by the Lenders to the Borrower on the Closing Date.
(c)    The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders holding Delayed Draw Term Loan Commitments, the Delayed Draw Ticking Fee on terms provided in the Fee Letter.
SECTION 2.10.    Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of LIBOR Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the Business Day of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., (New York City time). Each partial prepayment of a Borrowing shall be in an amount that is an integral multiple of $500,000 and each such partial prepayment shall be in an amount not less than $1,000,000.
(b)    Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable unless conditioned upon a Refinancing, in which case it shall still be subject to Section 2.14, and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to Section 2.14. All prepayments under this Section 2.10 shall be accompanied by the payment in cash of (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment, plus (ii) the Early Termination Fee on the principal amount to be prepaid.
SECTION 2.11.    Mandatory Prepayments.
(a)    On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five (5) Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within five (5) Business Days after the end of the Reinvestment Period relating to such Prepayment Event), prepay, in accordance with paragraph (b) below, the principal amount of Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event if other

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than an Equity Issuance Prepayment Event and 50% of the Net Cash Proceeds therefrom if such Prepayment Event is an Equity Issuance Prepayment Event.
(b)    All prepayments of Loans under this Section 2.11 shall be subject to Section 2.14, and shall be accompanied by the payment in cash of (i) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment, plus (ii) the Early Termination Fee on the principal amount prepaid.
SECTION 2.12.    Reserve Requirements; Change in Circumstances. (c) Notwithstanding any other provision of this Agreement, if any Change in Law (other than with respect to Excluded Taxes and Indemnified Taxes addressed in Section 2.17, which shall govern with respect thereto) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the LIBOR Rate) or subjects any Lender to any Taxes or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender at the time set forth in paragraph (c) of this Section 2.12 such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d)    Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs

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or reductions; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
SECTION 2.13.    Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower and to the Administrative Agent: (i) such Lender may declare that LIBOR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into LIBOR Loans, whereupon any request for a LIBOR Borrowing (or to convert an ABR Borrowing to a LIBOR Borrowing or to continue a LIBOR Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a LIBOR Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and (ii) such Lender may require that all outstanding LIBOR Loans made by it be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.
(b)    For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each LIBOR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
SECTION 2.14.    Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any LIBOR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any LIBOR Loan to be made by such Lender (including any LIBOR Loan to be made pursuant to a conversion or continuation under Section 2.06) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the LIBOR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the

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last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error.
SECTION 2.15.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.15 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
SECTION 2.16.    Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at 2 Greenwich Plaza, Greenwich Connecticut, 06830. All payments received by the Administrative Agent after 1:00 p.m., New York City time, shall be deemed received on the next Business Day (in the Administrative Agent’s sole discretion) and any applicable interest shall continue to accrue. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
(b)    Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any other amounts) hereunder or under any

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other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to, but excluding, the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).
(d)    All interest on LIBOR Loans shall be computed for the actual days elapsed, based on a year of 360 days. Interest on ABR Loans, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days (or 366, as the case may be). Each determination by the Administrative Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. A certificate setting forth in reasonable detail amounts payable by the Borrower under Section 2.12, Section 2.13 and Section 2.17 and the basis therefor, submitted to the Borrower by the Administrative Agent shall be final, conclusive and binding for all purposes, absent manifest error, and the Borrower shall pay such amounts to the appropriate party within 10 Business Days following receipt of the certificate.
SECTION 2.17.    Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to

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any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed on amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Foreign Lender hereby agrees that it shall, no later than the Closing Date, or in the case of a Foreign Lender that becomes a party hereto pursuant to an Assignment and Acceptance after the Closing Date no later than the date such Foreign Lender becomes a party hereto, or, in the case where a Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”), no later than the date such Lender designates the New Lending Office, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally able to do so, deliver to the Borrower and the Administrative Agent either (i) two accurate, complete and signed copies of either (x) U.S. Internal Revenue Service Form W‑8ECI or successor form, (y) U.S. Internal Revenue Service Form W‑8BEN or successor form, in each case, indicating that such Foreign Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax, or (z) U.S. Internal Revenue Service Form W-8IMY (and required attachments or supporting statements) or successor form, (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code, (x) a certificate to the effect that such Lender is (A) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) not a “10 percent shareholder” within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation described in Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W‑8BEN or successor form, or (iii) any other form or documentation prescribed by applicable law indicating that such Foreign Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of, withholding of United States Federal income tax. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender and shall deliver such forms within 5 days after receipt of a written request therefor from the Borrower or the Administrative Agent.
(f)    The Administrative Agent and each Lender that is a U.S. person as that term is defined in Section 7701(a)(30) of the Code, other than a Lender that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii), hereby agrees that it shall, no later than the Closing Date or, in the case of a Lender that becomes a party

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hereto pursuant to an Assignment and Acceptance after the Closing Date no later than the date such Lender becomes a party hereto, deliver to the Borrower and the Administrative Agent two accurate, complete and signed copies of U.S. Internal Revenue Service Form W‑9 or successor form, certifying that the Administrative Agent and each such Lender is on the date of delivery thereof entitled to an exemption from United States backup withholding tax. Unless the Borrower and the Administrative Agent has received such forms or other documents required by this Section 2.17(f), the Borrower or the Administrative Agent, as applicable, shall withhold amounts as required by applicable requirements of law from such payments at the applicable statutory rate.
(g)    If a Lender or the Administrative Agent determines that it has received a refund in respect of any Indemnified Taxes or Other Taxes with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17 or made an indemnity payment, pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out-of-pocket expenses of such Lender; provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person.
(h)    Each Lender shall severally indemnify the Administrative Agent for (i) any Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to maintenance of a Participant Register, in each case that are paid or payable by the Administrative Agent in connection with any Loan Document, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17 shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(i)    If a payment made to the Administrative Agent or a Lender under this Agreement may be subject to U.S. federal withholding tax under FATCA, the Administrative Agent or such Lender shall deliver to the Borrower (and, in the instance of a payment made to a Lender, to the Administrative Agent), at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrower or Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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SECTION 2.18.    Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender delivers a notice described in Section 2.13, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.17, (iv)  any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.12 and 2.14); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.12, notice under Section 2.13 or the amounts paid pursuant to Section 2.17, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.17, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.12 or shall waive its right to further payments under Section 2.17 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.18.
(b)    If (i) any Lender shall request compensation under Section 2.12, (ii) any Lender delivers a notice described in Section 2.13, or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.17, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage

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or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower, or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.17, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.
ARTICLE III

Representations and Warranties
The Borrower (with respect to itself and its Restricted Subsidiaries) makes the following representations and warranties to the Administrative Agent and each of the Lenders, and each of such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans:
SECTION 3.01.    Organization; Powers. The Borrower and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.
SECTION 3.02.    Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (other than any Lien created hereunder, under the Security Documents, under the Senior Secured Notes Documents or under the Junior Secured Notes Documents).
SECTION 3.03.    Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may

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be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
SECTION 3.04.    Governmental Approvals. The execution, delivery and performance of each Loan Document does not require any consent or approval of, registration or filing with, or any other action by any Governmental Authority, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and (b) such as have been made or obtained and are in full force and effect.
SECTION 3.05.    Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal year ended December 31, 2011, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.
SECTION 3.06.    No Material Adverse Change. No event, change or condition has occurred that has had or could reasonably be expected to have, Material Adverse Effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Restricted Subsidiaries, taken as a whole, since December 31, 2011.
SECTION 3.07.    Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Restricted Subsidiaries has good and marketable title to or valid leasehold interests in all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Permitted Liens.
(b)    Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.
SECTION 3.08.    Restricted Subsidiaries. Schedule 3.08 sets forth, as of the Closing Date, a list of all Restricted Subsidiaries and the percentage ownership interest of the Borrower and its Restricted Subsidiaries therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Permitted Liens.
SECTION 3.09.    Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are no actions, arbitrations, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened

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against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Neither the Borrower nor any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including, without limitation, any Healthcare Laws, zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    Agreements. (a) Neither the Borrower nor any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Borrower nor any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Federal Reserve Regulations. (a) Neither the Borrower nor any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.
SECTION 3.12.    Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
SECTION 3.13.    Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement and not to purchase or carry Margin Stock.
SECTION 3.14.    Tax Returns and Payments. Each of the Borrower and the Subsidiaries has filed or caused to be filed all material Federal, state and local tax returns and all other material tax returns, domestic or foreign, required to be filed by it and has paid or caused to be paid all material taxes due and payable by it, except those (i) not yet delinquent, or (ii) contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

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SECTION 3.15.    No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or its Subsidiaries to the Administrative Agent or any Lender on or before the Closing Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.
SECTION 3.16.    Employee Benefit Plans; Compliance with ERISA. Each U.S. Employee Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretation thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standard Codification No. 715, as amended or revised from time to time) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standard Codifications No. 715, as amended or revised from time to time) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.
SECTION 3.17.    Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower, nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (i) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.
(b)    Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, there has been no Release of any Hazardous Materials at any real property currently or formerly owned, leased or operated by the Borrower, any of the Restricted Subsidiaries or any of their respective predecessors reasonably expected to result in Environmental Liability.
SECTION 3.18.    Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Restricted Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

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SECTION 3.19.    Security Documents. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and the proceeds thereof and when financing statements or other filings in appropriate form are filed in the offices specified on Schedule 3.19(a) (or, in the case of Collateral delivered after the date hereof in accordance with the provisions of Section 5.12, in the appropriate filing offices), the Lien created under the Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Collateral Agreement), in each case prior and superior in right to any other person, other than Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement.
(b)    Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements or such other filings in appropriate form filed in the offices specified on Schedule 3.19(a) (or, in the case of Collateral delivered after the date hereof in accordance with the provisions of Section 5.12, in the appropriate filing offices), the Lien created under the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in Patents and Trademarks (as each term is defined in the Collateral Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Collateral Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case prior and superior in right to any other person other than Permitted Liens that may take priority as a matter of law, and as otherwise provided in the Pari Passu Intercreditor Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered or applied for Patents, Trademarks, or Copyrights, acquired by the Loan Parties after the date hereof).
SECTION 3.20.    Location of Leased Premises. Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Restricted Subsidiaries and the addresses thereof. The Borrower and the Restricted Subsidiaries have valid leases in all the real property set forth on Schedule 3.20. On the Closing Date, neither the Borrower nor any Restricted Subsidiary owns any real property in fee.
SECTION 3.21.    Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation of the U.S. Fair Labor Standards Act of 1934, as amended, or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part

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of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.
SECTION 3.22.    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan (if any) on the Closing Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 3.23.    Sanctioned Persons; OFAC. Neither the Borrower nor any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
SECTION 3.24.    USA PATRIOT Act. To the knowledge of the Borrower, each Loan Party is in compliance, in all material respects, with the requirements of the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”).
SECTION 3.25.    Foreign Corrupt Practices Act. The Borrower, each Subsidiary, and their respective directors, officers, and, to the knowledge of the Borrower, any agents, employees and persons acting on behalf of the Borrower or any of their subsidiaries have, within five years prior to the date of this Agreement, complied with, are now in compliance with, and will comply with, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other applicable laws relating to anti-corruption.
8802861.1
SECTION 3.26.    Health Care Matters. To the extent applicable and in all material respects, the Borrower is certified for participation in the Medicare and Medicaid programs and, to the knowledge of the Borrower, any other Federal and/or State Healthcare Programs for which it receives reimbursement, and is a party to valid provider agreements for payments by each of the Medicare and Medicaid programs and any other Federal and/or State Healthcare Programs for which it receives reimbursement, which material agreements, to the knowledge of the Borrower, are in full force and effect.

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ARTICLE IV

Conditions of Lending
SECTION 4.01.    The Closing Date Term Loans. The obligation of the Lenders under this Agreement to make Closing Date Term Loans shall subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:
(a)    The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.
(b)    The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
(c)    At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.
(d)    The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Latham & Watkins LLP, counsel for the Borrower, substantially to the effect set forth in Exhibit F-1, and (ii) each local counsel listed on Schedule 4.01(d), substantially to the effect set forth in Exhibits F-2 and F-3, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.
(e)    All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent.
(f)    The Administrative Agent shall have received:
(i)        a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State;
(ii)        a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the

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Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto and attached to the certificate and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;
(iii)        a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and
(iv)        such other documents as the Lenders or the Administrative Agent may reasonably request.
(g)    The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming the conditions precedent set forth in paragraphs (b), (c), and (n) of this Section 4.01.
(h)    The Administrative Agent shall have received from the Borrower (i) the Closing Fee, (ii) the Administrative Agent Fee, and (iii) all other amounts due and payable on or prior to the Closing Date as provided under the Fee Letter and, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(i)    The definitive documentation with respect to the Loans, including this Agreement and the related documents, including, but not limited to the Guarantee Agreement and the Security Documents, shall be in form and substance satisfactory to the Administrative Agent and the Lenders and shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.
(j)    The Administrative Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be Permitted Liens or have been or will be contemporaneously released or terminated.
(k)    The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a

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customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.
(l)    Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness other than (a) Indebtedness outstanding under this Agreement, (b) Indebtedness outstanding under the Senior Secured Notes Indenture, (c) Indebtedness outstanding under the Junior Secured Notes Indenture, (d) Indebtedness outstanding and set forth on Schedule 6.03(b)(v) and (e) other Indebtedness permitted to be incurred under this Agreement in an aggregate outstanding principal amount not in excess of $1,000,000.
(m)    The Lenders shall have received the financial statements and opinion referred to in Section 3.05, none of which shall demonstrate a material adverse change in the financial condition of the Borrower and the Subsidiaries taken as a whole from (and shall not otherwise be materially inconsistent with) the financial statements or forecasts previously provided to the Lenders.
(n)    The EBITDA of the Borrower for the twelve month period ended September 30, 2012, shall be not less than $87,000,000.
(o)    The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Borrower and the Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent (determined in a manner consistent with the representation in Section 3.22).
(p)    The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(q)    There shall be no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person that involve any Loan Document or the Transactions.
SECTION 4.02.    Delayed Draw Term Loans. The obligation of the Lenders under this Agreement to make Delayed Draw Term Loans shall be subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.
(b)    The applicable borrowing of the Delayed Draw Term Loans shall occur during the Delayed Draw Availability Period.

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(c)    The representations and warranties set forth in Article III and in each other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of the date of such Borrowing with the same effect as through made on as of such date, except to the extent such representation and warranty expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.
(d)    At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.
(e)    The Administrative Agent shall have received from the Borrower (i) any accrued and unpaid Delay Draw Ticking Fee through the date of the Delayed Draw Term Loan Borrowing and (ii) all other amounts due and payable on or prior to the Delayed Draw Term Loan Borrowing, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document in connection with Delayed Draw Term Loan.
ARTICLE V

Affirmative Covenants
The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Restricted Subsidiaries to:
SECTION 5.01.    Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would otherwise be permitted in compliance with Article VI.
(b)    Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, accreditations, consents and agreements of all insurers, Governmental Authorities, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all material applicable laws (including Healthcare Laws), rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
SECTION 5.02.    Insurance. (a) Maintain such insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with

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companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and maintain such other insurance as may be required by law.
(b)    Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance satisfactory to the Administrative Agent.
SECTION 5.03.    Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims for labor, materials and supplies or otherwise, before the same shall become delinquent or in default, that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and, with respect to a contested obligation, such contest operates to suspend collection and enforcement of a Lien.
SECTION 5.04.    Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:
(a)    within 90 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2012, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Restricted Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and (ii) an opinion of such accountants (which opinion may include a “going concern” qualification, but shall be without other qualifications or exceptions as to the scope of such audit or otherwise) to the effect that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2013, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Restricted Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year and (ii) a certificate of a Financial Officer of the Borrower certifying that the consolidated financial statements delivered pursuant to clause (i) above fairly present the financial condition and results of operations of the Borrower and its

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consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;
(c)    notwithstanding the foregoing, (i) in the event that the Borrower delivers to the Administrative Agent an Annual Report for the Borrower on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy the requirements of paragraph (a) above; provided that, such Form 10-K, when filed with the Securities and Exchange Commission, is accompanied by an opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing that satisfies the requirements of clause (ii) of paragraph (a) above and (ii) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report for the Borrower on Form 10-Q for such fiscal quarter, as filed with the Securities and Exchange Commission, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy the requirements of paragraph (b) above;
(d)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit G (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth a reasonably detailed calculation of the Total Leverage Ratio, Fixed Charge Ratio and EBITDA as of the period then ended;
(e)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;
(f)    upon request of the Administrative Agent or any Lender, promptly after the receipt thereof by the Borrower or any of the Restricted Subsidiaries, a copy of any “management letter” received by any such person from its certified public accountants and the management’s response thereto;
(g)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(h)    promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

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(i)    promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
SECTION 5.05.    Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and
(c)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
SECTION 5.06.    Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, or (iii) in any Loan Party’s identity or corporate structure. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
SECTION 5.07.    Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor.
SECTION 5.08.    Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.
SECTION 5.09.    Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone

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or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.
SECTION 5.10.    Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties, obtain and renew all material environmental permits necessary for its operations and properties and conduct any remedial action required by Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
SECTION 5.11.    Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.
SECTION 5.12.    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary that is a Restricted Subsidiary and each other person that shall Guarantee any of the Senior Secured Notes or the Junior Secured Notes to become a Loan Party by executing or joining the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, each Loan Party will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, in accordance hereunder and with the applicable Security Documents, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Domestic Subsidiaries (including properties acquired subsequent to the Closing Date that secure any of the Senior Secured Notes or the Junior Secured Notes)). Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the relevant Loan Party shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions,

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title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 5.12. Each of the Loan Parties agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.
SECTION 5.13.    Proceeds of Certain Dispositions. If, as a result of the receipt of any Net Cash Proceeds by the Borrower or any Subsidiary in connection with any Asset Disposition, the Borrower would be required by the terms of the Senior Secured Notes Documents or the Junior Secured Notes Documents to make an offer to purchase any Senior Secured Notes or Junior Secured Notes, respectively, then, prior to the first day on which the Borrower would be required to commence such an offer to purchase, the Borrower shall (i) prepay Loans in accordance with Section 2.10, or (ii) acquire assets in a manner that is permitted hereby, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.
SECTION 5.14.    Post Closing Deliverables. The Borrower shall deliver to the Administrative Agent by 5 p.m. (New York City time) on January 18, 2013, that certain Deposit Account Control Agreement, that certain Collection Account Agreement and that certain Securities Account Control Agreement, each amended and restated pursuant to the terms of the Collateral Agreement and this Agreement and (ii) within (45) forty five days from the Closing Date, documentation showing that Borrower and each Subsidiary of Borrower with $4,000,000 or more in revenues for calendar year 2011, is an entity duly qualified to do business and in good standing as a foreign entity in each jurisdiction where the nature of its business so requires.
ARTICLE VI

Negative Covenants
The Borrower hereby covenants and agrees with the Administrative Agent and each Lender that, so long as this Agreement shall remain in effect and until the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing.
SECTION 6.01.    Intentionally Omitted.
SECTION 6.02.    Financial Covenants. The Borrower will not permit (i) the Total Leverage Ratio as of the last day of each fiscal quarter, as provided in the chart below, to be greater than the corresponding amount or ratio as provided in the applicable column in the chart below for such fiscal quarter end and (ii) the Fixed Charge Ratio and Minimum EBITDA, each as of the last day of each fiscal quarter, as provided in the chart below, to be less than the corresponding ratio as provided in the applicable column in the chart below for such fiscal quarter end:

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Fiscal Quarter End	Minimum EBITDA	Total Leverage Ratio	Fixed Charge Ratio
December 31, 2012	$84,000,000	6:75:1.00	0.750:1.00
March 31, 2013	$86,000,000	6.50:1.00	0.800:1.00
June 30, 2013	$88,000,000	6:25:1.00	0.800:1.00
September 30, 2013	$90,000,000	6:00:1.00	0.825:1.00
December 31, 2013	$92,000,000	5:75:1.00	0.850:1.00
March 31, 2014 and each fiscal quarter ending thereafter	$95,000,000	5:50:1.00	0.900:1.00

SECTION 6.03.    Limitation on Indebtedness. (j) The Borrower shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Borrower and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, (i) on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this Section 6.03(a) being herein referred to as “Coverage Indebtedness”) and (ii) the Required Lenders have consented, in writing, to the Incurrence of such Indebtedness.
(b)    Notwithstanding the foregoing Section 6.03(a), the Borrower and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this Section 6.03(b) being herein referred to as “Permitted Indebtedness”):
(i)        The Loans incurred pursuant to this Agreement;
(ii)        Indebtedness Incurred pursuant to any letters of credit, surety bonds or other similar arrangements procured in the ordinary course of business not exceeding $35,000,000 aggregate principal amount at any one time outstanding (any such Indebtedness Incurred pursuant to this clause (ii) being herein referred to as “L/C Indebtedness”);
(iii)        Indebtedness owed to and held by the Borrower or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;
(iv)        Indebtedness represented by the Existing Notes and the Subsidiary Guarantees thereof and additional Indebtedness arising from the capitalization of any non-cash interest in respect of the Junior Lien Notes, pursuant to the terms of Junior Lien Notes and in accordance with their respective terms;

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(v)        Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on the Closing Date (other than Indebtedness described in clause (i), (ii), or (iii) of this Section 6.03(b) and set forth on Schedule 6.03(b)(v) hereto);
(vi)        Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Borrower or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower or a Restricted Subsidiary) in the aggregate not exceeding $5,000,000;
(vii)        Refinancing Indebtedness in respect of Coverage Indebtedness or of Permitted Indebtedness Incurred pursuant to clause (i), (ii) or (v) of this Section 6.03(b) or this clause (vii); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (vi), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;
(viii)        Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) consisting of interest rate agreements;
(ix)        Obligations in respect of workers’ compensation and auto claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory and regulatory obligations, bankers’ acceptances, performance, bid, surety or similar bonds and letters of credit or completion and performance guarantees or equipment leases or other similar obligations provided by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(x)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;
(xi)        Indebtedness consisting of the Guarantee by any Subsidiary Guarantor of any Indebtedness of the Borrower or any Subsidiary Guarantor that was permitted to be Incurred by the Borrower or any Subsidiary Guarantor pursuant to this Agreement; provided, however, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Loans, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;
(xii)        Attributable Debt and Purchase Money Indebtedness or Capital Lease Obligations Incurred to finance all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including acquisitions of Equity Interests), plant, equipment or vehicles used

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in the business of the Borrower or any of the Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, together with any Attributable Debt Incurred pursuant to this clause (xii) and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Attributable Debt and Indebtedness Incurred pursuant to this clause (xii) and then outstanding, does not exceed $15,000,000;
(xiii)        Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, Guarantees or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary, in an aggregate principal amount not to exceed the gross proceeds actually received by the Borrower or any Restricted Subsidiary, as applicable, in connection with such disposition; and
(xiv)        Indebtedness of the Borrower or the Subsidiary Guarantors in an aggregate amount which, when taken together with all other Indebtedness of the Borrower and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Coverage Indebtedness and Permitted Indebtedness Incurred pursuant to clauses (i) through (xiii) above) does not exceed $2,000,000.
(c)    For purposes of determining compliance with this Section 6.03:
(i)        any Indebtedness outstanding under letters of credit, surety bonds or similar arrangements on the Closing Date will be treated as L/C Indebtedness Incurred on the Closing Date under Section 6.03(b)(ii); and
(ii)        the Borrower shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.
(d)    For purposes of determining compliance with any U.S. Dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. Dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. Dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

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SECTION 6.04.    Limitation on Restricted Payments. (d) The Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment:
(i)        a Default shall have occurred and be continuing (or would result therefrom);
(ii)        the Required Lenders have not consented, in writing, to the making of such Restricted Payment;
(iii)        immediately after giving effect to such Restricted Payment on a pro forma basis, the Borrower would not be entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 6.03(a); or
(iv)        the aggregate amount of such Restricted Payment and all other Restricted Payments since the Closing Date (excluding Restricted Payments permitted by clauses (b)(i), (ii), (iv), (v), (vi) and (viii)) would exceed the sum of (without duplication):
(A)    50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
(B)    100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Borrower from the issuance or sale of its Qualified Equity Interests subsequent to the Closing Date and 100% of any cash (or the Fair Market Value of any Cash Equivalents) consisting of a capital contribution received by the Borrower from its stockholders subsequent to the Closing Date; plus
(C)    the amount by which Indebtedness of the Borrower is reduced upon the conversion or exchange subsequent to the Closing Date of any Indebtedness of the Borrower convertible or exchangeable for Qualified Equity Interests of the Borrower (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Borrower upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Borrower or to an employee stock ownership plan or a trust established by the Borrower or any of its Subsidiaries for the benefit of their employees); plus

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(D)    an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Borrower or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Borrower or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
(b)    The provisions of Section 6.04(a) shall not prohibit:
(i)        any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Borrower or a substantially concurrent cash capital contribution received by the Borrower from its stockholders; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 6.04(a)(iv)(B);
(ii)        any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Borrower or a Subsidiary Guarantor made in exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 6.03;
(iii)        the payment of any dividend or redemption of any Capital Stock or Subordinated Obligations within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of Section 6.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 6.04(a) as of the date of declaration, and the payment itself shall be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 6.04(a)) (it being understood that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to Section 6.04(a)(iv) only once);
(iv)        the declaration and payments of cash dividends or cash distributions on Disqualified Stock issued pursuant to Section 6.03; provided, however, that,

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at the time of payment of such dividend or distribution, no Default shall have occurred and be continuing (or result therefrom);
(v)        repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represents a portion of the exercise price of such options;
(vi)        cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 6.04 (as determined in good faith by the Board of Directors of the Borrower);
(vii)        [reserved];
(viii)        payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 6.03(b)(iii); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;
(ix)        the repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Secured Notes for aggregate cash consideration not to exceed $15,000,000; provided, however, that, at the time of such repurchase, redemption, defeasance or other acquisition or retirement, no Default shall have occurred and be continuing (or result therefrom); and
(x)        the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower held by any current or former officer, director or employee of the Borrower pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1,000,000 in any twelve-month period; provided further, that, at the time of such repurchase, redemption, defeasance or other acquisition or retirement, no Default shall have occurred and be continuing (or result therefrom).
SECTION 6.05.    Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Borrower or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by its profits, or (ii) pay any Indebtedness owed to the Borrower, (b) make any loans or advances to the Borrower or (c) sell, lease or transfer any of its properties or assets to the Borrower, except:
(i)        with respect to clauses (a), (b) and (c),

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(a)    any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date;
(b)    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Borrower (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower) and outstanding on such date;
(c)    any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 6.05(i)(a) or (b) or this clause (c) or contained in any amendment, modification, restatement, renewal, refunding, replacement or Refinancing to an agreement referred to in Section 6.05(i)(a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are, as determined by an Officer in good faith, not materially less favorable to the Lenders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;
(d)    any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(e)    customary provisions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents and other similar agreements;
(f)    restrictions on cash, Cash Equivalents, marketable securities, investment grade securities or other deposits or net worth imposed by customers or lessors (including governmental entities) under contracts or leases entered into in the ordinary course of business;
(g)    this Agreement, the Secured Notes, the Subsidiary Guarantees and the Security Documents;
(h)    applicable laws, rules, regulations and orders;
(i)    customary restrictions in Indebtedness Incurred pursuant to Section 6.03(b)(i); provided, however, that such restrictions are not more restrictive than those contained in this Agreement or the Security Documents; and
(ii)        with respect to clause (c) only,

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(a)    any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;
(b)    any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and
(c)    agreements with respect to Purchase Money Indebtedness and Capital Lease Obligations that impose restrictions on the property purchased or leased.
SECTION 6.06.    Limitation on Sales of Assets and Subsidiary Stock. (b) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(i)        the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; and
(ii)        at least 75% of the consideration thereof received by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents;
(iii)        in the case of an Asset Disposition of Collateral, the consideration from such Asset Disposition is pledged as Collateral to secure the Securities; and
(iv)        [reserved];
(v)    the Net Cash Proceeds from any such Asset Disposition shall be applied by the Borrower (or such Restricted Subsidiary, as the case may be) to reduce the outstanding principal amount of the Loans pursuant to Section 2.11(a) of this Agreement
For the purposes of Section 6.06(a)(ii), the following are deemed to be cash or Cash Equivalents:

(i)
    the assumption or discharge of Applicable Senior Indebtedness of the Borrower (other than obligations in respect of Disqualified Stock of the Borrower) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Borrower or such Restricted Subsidiary from all liability on such Applicable Senior Indebtedness in connection with such Asset Disposition;

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(ii)
    securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 365 days of the consummation of the Asset Disposition, to the extent of the cash received in such conversion; and

(iii)
    any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed an amount equal to $10,000,000 at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)    The Borrower shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 6.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.06, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.06 by virtue of its compliance with such securities laws or regulations.
SECTION 6.07.    Limitation on Affiliate Transactions. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”) unless:
(i)        the terms of the Affiliate Transaction are no less favorable to the Borrower or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;
(ii)        if such Affiliate Transaction involves an amount in excess of $5,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Borrower disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in Section 6.07(a)(i) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Borrower (unless the Board of Directors of the Borrower at the time of such Affiliate Transaction has no non-employee directors of the Borrower disinterested with respect to such Affiliate Transaction, in which case clause (iii) below will apply to such Affiliate Transaction); and

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(iii)        if such Affiliate Transaction involves an amount in excess of $10,000,000 (or if such Affiliate Transaction involves an amount in excess of $5,000,000 and the Board of Directors of the Borrower at the time of such Affiliate Transaction has no non-employee directors of the Borrower disinterested with respect to such Affiliate Transaction), the Board of Directors of the Borrower shall have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Borrower and the Restricted Subsidiaries or is not materially less favorable to the Borrower and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
(b)    The provisions of Section 6.07(a) shall not apply to:
(i)        any Permitted Investment, other than a Permitted Investment, referred to in clauses (1), (2) or (15) of Permitted Investment definition or other Restricted Payment, in each case permitted to be made pursuant to Section 6.04;
(ii)        any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower;
(iii)        loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices of the Borrower or the Restricted Subsidiaries;
(iv)        the payment of reasonable fees to directors of the Borrower and the Restricted Subsidiaries who are not employees of the Borrower or the Restricted Subsidiaries;
(v)        any transaction with the Borrower, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;
(vi)        the issuance or sale of any Qualified Equity Interests of the Borrower;
(vii)        any agreement as in effect on the Closing Date or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Borrower or the Restricted Subsidiaries) and the transactions evidenced thereby; and
(viii)        entering into and performing under indemnification arrangements or agreements in the ordinary course of business for the benefit of former, current or future directors or officers of the Borrower or any or its Restricted Subsidiaries.

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SECTION 6.08.    Limitation on Line of Business. The Borrower shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business.
SECTION 6.09.    Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist or become effective any Lien of any kind upon any of their assets, now owned or hereafter acquired, other than:
(i)        in the case of any asset that does not constitute Collateral, Permitted Liens; provided, however, that any Lien on such asset shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under this Agreement are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; and
(ii)        in the case of any asset that constitutes Collateral, Permitted Collateral Liens.
In the case of the clause (i) above, if the obligations so secured are expressly subordinated by their terms to the Loans, the Lien securing such obligations shall also be so subordinated by its terms at least to the same extent.
SECTION 6.10.    Limitation on Sale/Leaseback Transactions. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
(i)        the Borrower or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 6.03 and (B) create a Lien on such property securing such Indebtedness without equally and ratably securing the Securities pursuant to Section 6.10;
(ii)        the net proceeds received by the Borrower or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and
(iii)        the Borrower applies the proceeds of such transaction in compliance with Section 2.11(a), to the extent applicable.
SECTION 6.11.    When Borrower May Merge or Transfer Assets. (b) The Borrower shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(i)        (x) the Borrower shall be the surviving corporation or (y) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Borrower) shall expressly

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assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the Obligations of the Borrower under this Agreement;
(ii)        immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(iii)        immediately after giving pro forma effect to such transaction, the Successor Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 6.03(a); and
(iv)        the Borrower shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Agreement;
provided, however, that clause (iii) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Borrower or (B) the Borrower merging with an Affiliate of the Borrower solely for the purpose and with the sole effect of reincorporating the Borrower in another jurisdiction.
For purposes of this Section 6.11, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Borrower.
The Successor Company (if not the Borrower) shall be the successor to the Borrower and shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, and the predecessor Borrower, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
(b)    The Borrower shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.
SECTION 6.12.    Prepayments or Modification of Certain Debt. Without limiting the obligations of the Borrower and the Restricted Subsidiaries under Article VI, the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to (a) make any

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distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due, in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, the Senior Secured Notes or the Junior Secured Notes, except prepayments of such Indebtedness in exchange for, or with the Net Cash Proceeds of, Refinancing Indebtedness or (b) permit any waiver, supplement, modification or amendment of the Senior Secured Notes Documents or the Junior Secured Notes Documents, in each case to the extent any such waiver, supplement, modification or amendment would be materially adverse to the Lenders.
ARTICLE VII

Events of Default
SECTION 7.01.    Events of Default. Upon the occurrence of any of the following specified events (each, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise, an “Events of Default”):
(a)    any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)    default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
(d)    default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;
(e)    default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;
(f)    (i)  the Borrower or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material

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Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after the giving of notice and/or the lapse of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits (after the giving of notice and/or the lapse of any applicable grace period) any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or a Significant Subsidiary, or (iii) the winding-up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
(i)    one or more judgments shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Significant Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $10,000,000;
(j)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;

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(k)    any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect, or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee Agreement (in each case, other than in accordance with its terms or other than as a result of the discharge or sale or other disposition of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);
(l)    (i)    a default by the Borrower or any Subsidiary Guarantor in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Collateral Agent’s Lien on the Collateral in any material respect, (ii) repudiation or disaffirmation by the Borrower or any Subsidiary Guarantor of any of its material obligations under the Security Documents, or (iii) the determination in a judicial proceeding that any one or more material provisions of the Security Documents are unenforceable or invalid against the Borrower or any Subsidiary Guarantor for any reason except to the extent any such unenforceability or invalidity is caused by the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Collateral Agreement or to make filings, renewals and continuations (or other equivalent filings) which the Borrower has indicated in the Perfection Certificate are required to be made; or
(m)    there shall have occurred a Change in Control;
then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
ARTICLE VIII

The Administrative Agent and the Collateral Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without

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limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the Intercreditor Agreements, as applicable), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of their Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or Secured Parties as shall be necessary under the circumstances as provided in Section 9.08 or in the Intercreditor Agreements, as applicable) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent.
Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
Each Lender hereby consents to and approves each and all of the provisions of the Intercreditor Agreements and irrevocably authorizes and directs the Collateral Agent to execute and deliver the same and to exercise and enforce its rights and remedies and perform its obligations thereunder.
Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof (subject, in the

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case of the Collateral, to the provisions of the Intercreditor Agreements). In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or contribute a defense available to, any Loan Party.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(a)    if to the Borrower or any Subsidiary Guarantor, to the Borrower at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, FL 32804, Attention of Rebecca L. Myers, Chief Legal Officer (Fax No. (407) 521-9814);
(b)    to the Administrative Agent, to Silver Point Finance, LLC, 2 Greenwich Plaza, Greenwich CT 06830, Thomas Banks (Fax. No. 203.542.4520), Email: tbanks@silverpointcapital.com; and
(c)    if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to

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the Borrower, that it will, or will cause the Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) is or relates to a Borrowing Request or a notice pursuant to Section 2.06, (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause the Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of it hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower and its Subsidiaries or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents and (B) notification of changes in the terms of this Agreement.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to, and receive, Communications that are not made available through the “Public Side Information” portion of the Platform and that may

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contain material non-public information with respect to the Borrower and its Subsidiaries or their securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 9.02.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other

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Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.12, 2.14, 2.17 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.
SECTION 9.03.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
SECTION 9.04.    Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) the Administrative Agent must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and the parties to each such assignment (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund) shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms required under Section 2.17(e) and 2.17(f). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender

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thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.17 and 9.05, as well as to any fees accrued for its account and not yet paid).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04, the Intercreditor Agreements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees to be bound by the terms of the Intercreditor Agreements; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The

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Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms required under Section 2.17(e) and 2.17(f), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)    Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.17 (subject to the requirements and limitations therein (it being understood that such participating banks or persons shall be entitled to benefit from Section 2.17 only if the documentation required under Section 2.17(e) or Section 2.17(f) shall be have been delivered to the Lender selling a participation)) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted under Article VI) or all or substantially all of the Collateral). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1

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(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)    Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
(h)    Any Lender may, at any time, assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender, or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

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(j)    The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
SECTION 9.05.    Expenses; Indemnity. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of Fried Frank Harris Shriver & Jacobson LLP, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of one local counsel for the Administrative Agent or any Lender in each appropriate jurisdiction.
(b)    Except with respect to Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), the Borrower agrees to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

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(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)    The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.
SECTION 9.06.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.07.    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION THEREWITH SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.08.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

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(b)    Neither this Agreement nor any provision hereof nor any other Loan Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements, the provisions of Section 9.04(j) or the provisions of this Section 9.08 or release one or more Subsidiary Guarantors representing all or substantially all of the value of the Guarantees hereunder or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
(c)    The Administrative Agent and the Borrower may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.
SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.10.    Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the

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parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not, in any way, be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15.    Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York

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State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
(b)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.16.    Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrower or any Subsidiary and related to the Borrower or any Subsidiary, or their respective business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower; provided that, in the case of Information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

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SECTION 9.17.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, in each case with respect to any Collateral owned by such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
SECTION 9.18.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.
SECTION 9.19.    Application of Proceeds. Upon receipt from the Collateral Agent of the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, following the exercise of remedies provided for in Article VII (or after the Loans have automatically become due and payable as set forth in Article VII), the Administrative Agent shall apply such proceeds as follows:
FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement or any other Loan Document, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution).
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ROTECH HEALTHCARE INC.,
By:
/s/ Philip L. Carter
Name: Philip L. Carter
Title: President and Chief Executive Officer

[Signature Page to Credit Agreement]

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SILVER POINT FINANCE, LLC, as Administrative Agent,
By:
/s/ David Steinmetz
Name: David Steinmetz
Title: Authorized Signatory

[Signature Page to Credit Agreement]

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LENDER SIGNATURE PAGE

LENDER: SPCP GROUP, LLC
By:
/s/ David Steinmetz
Name: David Steinmetz
Title: Authorized Signatory

[Signature Page to Credit Agreement]

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EXECUTION VERSION

SCHEDULE 1.01(a)
TO CREDIT AGREEMENT

Subsidiary Guarantors

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd’s InHome Medical, Inc., West
Andy Boyd’s InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Best Care HHC Acquisition Company LLC Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Ellis County Home Medical Equipment, LLC Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.

EXECUTION VERSION

Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.
Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
NeighborCare Home Medical Equipment, LLC NeighborCare Home Medical Equipment of Maryland, LLC Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Qualicare Home Medical, Inc. Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.

EXECUTION VERSION

Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
RoTech Oxygen and Medical Equipment, Inc.
Roth Medical, Inc.
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Texas, Inc.
White's Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.

EXECUTION VERSION

SCHEDULE 2.01
TO CREDIT AGREEMENT

Lenders and Commitments

Closing Date Term Loan Lender: SPCP Group, LLC - $23,500,000

Delayed Draw Term Loan Lender: SPCP Group, LLC - $1,500,000

Closing Date Term Loan Lender Notice:

Tom Banks
Senior Analyst
Silver Point Capital LP
Fax: (203) 542-4376
E-mail: tbanks@silverpointcapital.com

Delayed Draw Term Loan Lender Notice:
Tom Banks
Senior Analyst
Silver Point Capital LP
Fax: (203) 542-4376
E-mail: tbanks@silverpointcapital.com

EXECUTION VERSION

SCHEDULE 3.08
TO CREDIT AGREEMENT

Restricted Subsidiaries

Rotech Healthcare Inc. holds 100% ownership interest for the Restricted Subsidiaries listed below.

ISSUER	CLASS OF	STOCK	NO. OF
	STOCK	CERT #	SHARES
A-1 Medical Equipment, Inc.	***	***	***
Abba Medical Equipment, Inc.	***	***	***
Acadia Home Care	***	***	***
Allied Medical Supply, Inc.	***	***	***
Always Medical Equipment, Inc.	***	***	***
Andy Boyd’s InHome Medical, Inc., West	***	***	***
Andy Boyd’s InHome Medical/InHome Medical Inc.	***	***	***
Anniston Health & Sickroom Supplies, Inc.	***	***	***
Berkeley Medical Equipment, Inc.	***	***	***
Best Care HHC Acquisition Company LLC	***	***	***
Beta Medical Equipment, Inc.	***	***	***
Cambria Medical Supply, Inc.	***	***	***
Camden Medical Supply, Inc.	***	***	***
Care Medical Supplies, Inc.	***	***	***
Centennial Medical Equipment, Inc.	***	***	***
Charlotte Medical Supply, Inc.	***	***	***
Collins Rentals, Inc.	***	***	***
Community Home Oxygen, Inc.	***	***	***
Contour Medical Supply, Inc.	***	***	***
Corley Home Health Care, Inc.	***	***	***
CPO 2, Inc.	***	***	***
Daniel Medical Systems, Inc.	***	***	***
Distinct Home Health Care, Inc.	***	***	***
Don Paul Respiratory Services, Inc.	***	***	***
DuMEd, Inc.	***	***	***
East Tennessee Infusion & Respiratory, Inc.	***	***	***
Ellis County Home Medical Equipment, LLC	***	***	***
Encore Home Health Care, Inc.	***	***	***
Excel Medical of Fort Dodge, Inc.	***	***	***
Excel Medical of Marshalltown, Inc.	***	***	***
First Community Care of Niagara, Inc.	***	***	***
Firstcare, Inc.	***	***	***
Fischer Medical Equipment, Inc.	***	***	***

EXECUTION VERSION

Four Rivers Home Health Care, Inc.	Common	***	***
G&G Medical, Inc.	***	***	***
Gate City Medical Equipment, Inc.	***	***	***
Georgia Medical Resources, Inc.	***	***	***
Gladwin Area Home Care, Inc.	***	***	***
Hamilton Medical Equipment Service, Inc.	***	***	***
Health Care Services of Mississippi, Incorporated	***	***	***
Holland Medical Services, Inc.	***	***	***
Home Care Oxygen Service, Inc.	***	***	***
Home Medical Systems, Inc.	***	***	***
IHS Acquisition XXVII, Inc.	***	***	***
Integrated Health Services at Jefferson Hospital, Inc.	***	***	***
Intensive Home Care Services, Inc.	***	***	***
IOTA Medical Equipment, Inc.	***	***	***
LAMBDA Medical Equipment, Inc.	***	***	***
LAMS, Inc.	***	***	***
Lovejoy Medical, Inc.	***	***	***
Major Medical Supply, Inc.	***	***	***
Medco Professional Services, Corp.	***	***	***
MedCorp International, Inc.	***	***	***
Medic-Aire Medical Equipment, Inc.	***	***	***
Medical Electro-Therapeutics, Inc.	***	***	***
Medicare Rental Supply, Inc.	***	***	***
Michigan Medical Supply, Inc.	***	***	***
National Medical Equipment Centers, Inc.	***	***	***
NeighborCare Home Medical Equipment, LLC	***	***	***
NeighborCare Home Medical Equipment of Maryland, LLC	***	***	***
Neumann’s Home Medical Equipment, Inc.	***	***	***
Nightingale Home Health Care, Inc.	***	***	***
North Central Washington Respiratory Care Services, Inc.	***	***	***
Northeast Medical Equipment, Inc.	***	***	***
Northwest Home Medical, Inc.	***	***	***
OMICRON Medical Equipment, Inc.	***	***	***
Oxygen of Oklahoma, Inc.	***	***	***
Oxygen Plus, Inc.	***	***	***
Oxygen Plus Medical Equipment, Inc.	***	***	***
Oxygen Therapy Associates, Inc.	***	***	***
Peterson’s Home Care, Inc.	***	***	***
PHI Medical Equipment, Inc.	***	***	***
Pioneer Medical Services, Inc.	***	***	***
Preferential Home Health Care, Inc.	***	***	***
Principal Medical Equipment, Inc.	***	***	***
Professional Breathing Associates, Inc.	***	***	***
Professional Breathing Associates, Inc.	***	***	***
Professional Respiratory Home Healthcare, Inc.	***	***	***

EXECUTION VERSION

PSI Health Care, Inc.	***	***	***
Pulmo-Dose, Inc.	***	***	***
Qualicare Home Medical, Inc.	***	***	***
Quality Home Health Care, Inc.	***	***	***
R.C.P.S., Inc.	***	***	***
RCG Information Services Corporation	***	***	***
Regency Medical Equipment, Inc.	***	***	***
Resp-A-Care, Inc.	***	***	***
Respiracare Medical Equipment, Inc.	***	***	***
Respiratory Medical Equipment of Ga., Inc.	***	***	***
Respitech Home Health Care, Inc.	***	***	***
Responsive Home Health Care, Inc.	***	***	***
Rhema, Inc.	***	***	***
Ritt Medical Group, Inc.	***	***	***
RN Home Care Medical Equipment Company, Inc.	***	***	***
Roswell Home Medical, Inc.	***	***	***
Rotech Employee Benefits Corporation	***	***	***
Rotech Home Medical Care, Inc.	***	***	***
RoTech Oxygen and Medical Equipment, Inc.	***	***	***
Roth Medical, Inc.	***	***	***
Rothert’s Hospital Equipment, Inc.	***	***	***
Sampson Convalescent Medical Supply, Inc.	***	***	***
Select Home Health Care, Inc.	***	***	***
SIGMA Medical Equipment, Inc.	***	***	***
Southeastern Home Health, Inc.	***	***	***
Sun Medical Supply, Inc.	***	***	***
Sunshine Home Health Care, Inc.	***	***	***
The Kilroy Company	***	***	***
Theta Home Health Care, Inc.	***	***	***
Tupelo Home Health, Inc.	***	***	***
Valley Medical Equipment, Inc.	***	***	***
Value Care, Inc.	***	***	***
VitalCare Health Services, Inc.	***	***	***
VitalCare of Texas, Inc.	***	***	***
White’s Medical Rentals, Inc.	***	***	***
Wichita Medical Care, Inc.	***	***	***
Zeta Home Health Care, Inc.	***	***	***

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

SCHEDULE 3.09
TO CREDIT AGREEMENT

Litigation

None.

EXECUTION VERSION

SCHEDULE 3.17
TO CREDIT AGREEMENT

Environmental Matters

None.

EXECUTION VERSION

SCHEDULE 3.18
TO CREDIT AGREEMENT
Insurance

***Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

SCHEDULE 3.19(a)
TO CREDIT AGREEMENT

UCC Filing Offices

Guarantor Name	Filing Office
A-1 Medical Equipment, Inc.	Florida, Secured Transaction Registry
Abba Medical Equipment, Inc.	Florida, Secured Transaction Registry
Acadia Home Care	Maine, Secretary of State
Allied Medical Supply, Inc.	Arizona, Secretary of State
Always Medical Equipment, Inc.	Florida, Secured Transaction Registry
Andy Boyd's InHome Medical, Inc., West	West Virginia, Secretary of State
Andy Boyd's InHome Medical/InHome Medical Inc.	West Virginia, Secretary of State
Anniston Health & Sickroom Supplies, Inc.	Alabama, Secretary of State
Best Care HHC Acquisition Company LLC	Delaware, Department of State
Berkeley Medical Equipment, Inc.	Florida, Secured Transaction Registry
Beta Medical Equipment, Inc.	Florida, Secured Transaction Registry
Cambria Medical Supply, Inc.	Florida, Secured Transaction Registry
Camden Medical Supply, Inc.	Florida, Secured Transaction Registry
Care Medical Supplies, Inc.	Illinois, Secretary of State
Centennial Medical Equipment, Inc.	Florida, Secured Transaction Registry
Charlotte Medical Supply, Inc.	Florida, Secured Transaction Registry
Collins Rentals, Inc.	Missouri, Secretary of State
Community Home Oxygen, Inc.	Montana, Secretary of State
Contour Medical Supply, Inc.	Florida, Secured Transaction Registry
Corley Home Health Care, Inc.	Georgia, Appling County Clerk of Superior Court
CPO 2, Inc.	Pennsylvania, Department of State
Daniel Medical Systems, Inc.	Oklahoma, County Clerk's Office
Distinct Home Health Care, Inc.	Florida, Secured Transaction Registry
Don Paul Respiratory Services, Inc.	Colorado, Secretary of State
DuMEd, Inc.	Iowa, Secretary of State
East Tennessee Infusion & Respiratory, Inc.	Florida, Secured Transaction Registry
Ellis County Home Medical Equipment, LLC	Texas, Secretary of State
Encore Home Health Care, Inc.	Florida, Secured Transaction Registry
Excel Medical of Fort Dodge, Inc.	Iowa, Secretary of State
Excel Medical of Marshalltown, Inc.	Iowa, Secretary of State
First Community Care of Niagara, Inc.	New York, Department of State
Firstcare, Inc.	Kansas, Secretary of State
Fischer Medical Equipment, Inc.	Idaho, Secretary of State
Four Rivers Home Health Care, Inc.	Missouri, Secretary of State
G&G Medical, Inc.	Colorado, Secretary of State
Gate City Medical Equipment, Inc.	Florida, Secured Transaction Registry
Georgia Medical Resources, Inc.	Georgia, Appling County Clerk of Superior Court
Gladwin Area Home Care, Inc.	Michigan, Department of State
Hamilton Medical Equipment Service, Inc.	Iowa, Secretary of State

EXECUTION VERSION

Health Care Services of Mississippi, Incorporated	Florida, Secured Transaction Registry
Holland Medical Services, Inc.	Florida, Secured Transaction Registry
Home Care Oxygen Service, Inc.	Minnesota, Secretary of State
Home Medical Systems, Inc.	South Carolina, Secretary of State
IHS Acquisition XXVII, Inc.	Delaware, Department of State
Integrated Health Services at Jefferson Hospital, Inc.	Delaware, Department of State
Intensive Home Care Services, Inc.	Texas, Secretary of State
IOTA Medical Equipment, Inc.	Florida, Secured Transaction Registry
LAMBDA Medical Equipment, Inc.	Florida, Secured Transaction Registry
LAMS, Inc.	Texas, Secretary of State
Lovejoy Medical, Inc.	Kentucky, Secretary of State
Major Medical Supply, Inc.	Texas, Secretary of State
Medco Professional Services, Corp.	Colorado, Secretary of State
MedCorp International, Inc.	Arizona, Secretary of State
Medic-Aire Medical Equipment, Inc.	Florida, Secured Transaction Registry
Medical Electro-Therapeutics, Inc.	Florida, Secured Transaction Registry
Medicare Rental Supply, Inc.	West Virginia, Secretary of State
Michigan Medical Supply, Inc.	Michigan, Department of State
National Medical Equipment Centers, Inc.	Florida, Secured Transaction Registry
NeighborCare Home Medical Equipment, LLC	Pennsylvania, Department of State
NeighborCare Home Medical Equipment of Maryland, LLC	Maryland, Department of Assessments & Taxation
Neumann's Home Medical Equipment, Inc.	Illinois, Secretary of State
Nightingale Home Health Care, Inc.	Florida, Secured Transaction Registry
North Central Washington Respiratory Care Services, Inc.	Washington, Department of Licensing
Northeast Medical Equipment, Inc.	Florida, Secured Transaction Registry
Northwest Home Medical, Inc.	Idaho, Secretary of State
OMICRON Medical Equipment, Inc.	Florida, Secured Transaction Registry
Oxygen of Oklahoma, Inc.	Oklahoma, County Clerk's Office
Oxygen Plus Medical Equipment, Inc.	Florida, Secured Transaction Registry
Oxygen Plus, Inc.	Colorado, Secretary of State
Oxygen Therapy Associates, Inc.	Texas, Secretary of State
Peterson's Home Care, Inc.	California, Secretary of State
PHI Medical Equipment, Inc.	Florida, Secured Transaction Registry
Pioneer Medical Services, Inc.	West Virginia, Secretary of State
Preferential Home Health Care, Inc.	Florida, Secured Transaction Registry
Principal Medical Equipment, Inc.	Florida, Secured Transaction Registry
Professional Breathing Associates, Inc.	Michigan, Department of State
Professional Respiratory Home Healthcare, Inc.	Florida, Secured Transaction Registry
PSI Health Care, Inc.	South Dakota, Secretary of State
Pulmo-Dose, Inc.	Florida, Secured Transaction Registry
Qualicare Home Medical, Inc.	Pennsylvania, Department of State
Quality Home Health Care, Inc.	Florida, Secured Transaction Registry
R.C.P.S., Inc.	California, Secretary of State
RCG Information Services Corporation	Florida, Secured Transaction Registry
Regency Medical Equipment, Inc.	Florida, Secured Transaction Registry
Resp-A-Care, Inc.	Kentucky, Secretary of State

EXECUTION VERSION

Respiracare Medical Equipment, Inc.	Florida, Secured Transaction Registry
Respiratory Medical Equipment of Ga., Inc.	Florida, Secured Transaction Registry
Respitech Home Health Care, Inc.	Wyoming, Secretary of State
Responsive Home Health Care, Inc.	Florida, Secured Transaction Registry
Rhema, Inc.	Texas, Secretary of State
Ritt Medical Group, Inc.	Arizona, Secretary of State
RN Home Care Medical Equipment Company, Inc.	Florida, Secured Transaction Registry
Roswell Home Medical, Inc.	Florida, Secured Transaction Registry
Rotech Employee Benefits Corporation	Florida, Secured Transaction Registry
Rotech Healthcare Inc.	Delaware, Department of State
Rotech Home Medical Care, Inc.	Florida, Secured Transaction Registry
RoTech Oxygen and Medical Equipment, Inc.	Florida, Secured Transaction Registry
Roth Medical, Inc.	Colorado, Secretary of State
Rothert's Hospital Equipment, Inc.	Kentucky, Secretary of State
Sampson Convalescent Medical Supply, Inc.	North Carolina, Secretary of State
Select Home Health Care, Inc.	Florida, Secured Transaction Registry
SIGMA Medical Equipment, Inc.	Florida, Secured Transaction Registry
Southeastern Home Health, Inc.	Florida, Secured Transaction Registry
Sun Medical Supply, Inc.	North Carolina, Secretary of State
Sunshine Home Health Care, Inc.	Florida, Secured Transaction Registry
The Kilroy Company	North Carolina, Secretary of State
Theta Home Health Care, Inc.	Florida, Secured Transaction Registry
Tupelo Home Health, Inc.	Florida, Secured Transaction Registry
Valley Medical Equipment, Inc.	Utah, Department of Commerce
Value Care, Inc.	Florida, Secured Transaction Registry
VitalCare Health Services, Inc.	Florida, Secured Transaction Registry
VitalCare of Texas, Inc.	Texas, Secretary of State
White's Medical Rentals, Inc.	South Carolina, Secretary of State
Wichita Medical Care, Inc.	Kansas, Secretary of State
Zeta Home Health Care, Inc.	Florida, Secured Transaction Registry

Guarantor Name	Filing Office
Rotech Healthcare Inc.	United States Patent and Trademark Office

EXECUTION VERSION

SCHEDULE 3.20
TO CREDIT AGREEMENT

Leased Real Property

*** Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

SCHEDULE 4.01(d)
TO CREDIT AGREEMENT

Local Counsel

Proskauer Rose LLP
One Boca Place
2255 Glades Road
Suite 421 Atrium
Boca Raton, FL 33431

Greenberg Traurig
1200 17th Street
Suite 2400
Denver, CO 80202

EXECUTION VERSION

SCHEDULE 6.03(b)(v)
TO CREDIT AGREEMENT

Indebtedness

1.	Capital leases between Borrower and IBM Credit LLC., for computer equipment and software in the amount of $1,173,830.44 as of October 31, 2012.
Capital leases between Borrower and Canon Financial Services, Inc. for copiers in the amount of $362.46 as of October 31, 2012.
Capital leases between Borrower and Oracle Corporation, for computer equipment and software in the amount of $54,168.09 as of October 31, 2012.
Capital leases between Borrower and Cisco Systems Capital Corporation, for telephone equipment and software in the amount of $294,494.04 as of October 31, 2012.

.	Capital leases between Borrower and Philips Medical Capital, for portable oxygen concentrators in the amount of $2,089,978.34 as of October 31, 2012.
Line of Credit drawn on September 10, 2012 by the Borrower from Credit Suisse in the amount of $10,000,000.
No Promissory Notes.

2.	Letters of Credit for the account of Borrower and Subsidiary:

(a)	$7,465,486 Irrevocable Standby Letter of Credit No. 55103668 issued to beneficiary Pacific Employers Insurance Company by Regions Bank.

3.	Indebtedness related to Surety Bonds in favor of Florida Medicaid Contract Management and Medicare.